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                                                                    Exhibit 23.2

[KPMG Peat Marwick LLP LOGO APPEARS HERE]

      Two Central Park Plaza
      Suite 1501
      Omaha, NE 68102

      233 South 13th Street, Suite 1600
      Lincoln, NE 68508-2041

                             ACCOUNTANTS' CONSENT

The Board of Directors
True North Communications Inc.:

We consent to the use of our reports incorporated by reference in the Registration Statement (No. 33-15126) filed on Form S-8, Registration Statement (No. 33-41128) filed on Form S-8, and Registration Statement (No. 33-48523) filed on Form S-8 of True North Communications Inc. of our reports dated May 16, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended March 31, 1997, which reports appear in the December 31, 1997 Form 10-K of True North Communications Inc.

                                       KPMG Peat Marwick LLP

                                       /s/ KPMG Peat Marwick LLP

Omaha, Nebraska
March 25, 1998